Exhibit 99.2

Citigroup Inc.
GBP 400,000,000 5.25% Notes due June 2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	British pounds Sterling ("GBP")
3.	Aggregate Nominal Amount:	GBP 400,000,000
4.	Issue Price:	99.924% of the Aggregate Nominal Amount
5.	Specified Denominations:	GBP 50,000
6.	Issue Date:	14 June 2006
7.	Maturity Date:	14 June 2011
8.	Interest Basis:	Annually in arrears at a fixed rate from, and including, the Issue Date to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Regulated market of the Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	5.25% per annum payable annually in arrears
	(ii) Interest Payment Dates:	14 June in each year from, and including, 14 June 2007 to, and including, the Maturity Date, subject to adjustment in accordance with the Following Business Day Convention
	(iii) Fixed Coupon Amount:	GBP 2,625 per Note of GBP 50,000
	(iv) Day Count Fraction:	Actual/Actual (ICMA)
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Additional Financial Center relating to Payment Dates:	London
17.	Redenomination, renominalisation and reconventioning provisions:	Applicable
18.	Consolidation provisions:	Applicable
DISTRIBUTION
19.	TEFRA:	The D Rules are applicable

OPERATIONAL INFORMATION

20. ISIN Code:	XS0257598341
21. Common Code:	025759834